Exhibit 99.1

Exceeds Fiscal 2024 EPS Outlook as Beer Business Outperforms Growth Expectations
Delivers Operating Cash Flow at High End of Guidance and Free Cash Flow Exceeding
Guidance While Continuing to Execute Against Disciplined Capital Allocation Priorities
Issues Fiscal 2025 Outlook Aligned with Medium-Term Enterprise Targets

	Net Sales	Operating Income (Loss)	Net Income (Loss) Attributable to CBI	Adjusted Earnings Before Interest & Taxes	Diluted Net Income (Loss) per Share Attributable to CBI (EPS)	EPS Excluding Canopy EIE
Fiscal Year 2024 Financial Highlights (1) | In millions, except per share data
Reported	$9,962	$3,170	$1,727	$2,658	$9.39	NA
% Change	5%	11%	NM	NM	NM	NA
Comparable	$9,962	$3,246	$2,219	$3,212	$12.06	$12.38
% Change	5%	7%	12%	10%	13%	9%
Fourth Quarter Fiscal Year 2024 Financial Highlights (1)
Reported	$2,139	$629	$392	$595	$2.14	NA
% Change	7%	35%	76%	59%	77%	NA
Comparable	$2,139	$631	$414	$622	$2.26	$2.30
% Change	7%	7%	13%	12%	14%	7%
(1) Definitions of reported, comparable, adjusted, organic, and Canopy EIE, as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release. Comparable, adjusted, organic, and “excluding Canopy EIE” amounts are non-GAAP financial measures.
NA=Not Applicable NM = Not meaningful

HIGHLIGHTS
•Achieves fiscal 2024 reported EPS of $9.39 and comparable EPS of $12.06; excluding Canopy EIE, achieves comparable EPS of $12.38
•Beer Business delivers strong fiscal 2024 net sales and operating income growth over 9% and 8%, respectively, primarily driven by the 14th consecutive year of volume growth and record share gains from continued strong demand for our high-end brands
•Wine and Spirits Business delivers results aligned with lowered fiscal 2024 outlook against challenging marketplace dynamics and expects to deliver improved net sales performance in fiscal 2025
•Generates strong operating cash flow of $2.8 billion, an increase of 1%, and $1.5 billion of free cash flow, a decrease of 12%, driven by brewery capacity investments
•Declares quarterly cash dividend of $1.01 per share Class A Common Stock, an increase of 13%
•Provides fiscal 2025 reported EPS outlook of $13.40 - $13.70 and comparable EPS outlook of $13.50 - $13.80, as well as operating cash flow target of $2.8 - $3.0 billion and free cash flow projection of $1.4 - $1.5 billion

“We delivered another year of solid performance in Fiscal 24. Our Beer Business continued its strong growth momentum as it achieved its 56th consecutive quarter of volume growth while maintaining best-in-class margins. These results were driven by sustained growth of our industry-leading beer brands that continue to gain share. As we head into Fiscal 25, we remain confident and excited about the growth trajectory of our

“Our enterprise results in Fiscal 24 exceeded our top-line growth outlook and delivered strong operating income growth. We also generated strong operating cash flow, which enabled continued execution of our capital allocation priorities including: reducing our net leverage ratio from 3.6x to 3.2x, returning over $900 million to shareholders in dividends and share repurchases, and deploying approximately $900 million to modular

Beer portfolio. We continue to see growth potential in our Wine and Spirits business as we focus on strong commercial and operational execution.”	brewery capacity additions to support the growth of our Beer Business. We believe this momentum will continue and we expect to deliver additional shareholder value in Fiscal 25.”
Bill Newlands	Garth Hankinson
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 1

beer
	Shipments	Depletions	Net Sales	Operating Income (Loss)
Years Ended | In millions; branded product, 24-pack, 12-ounce case equivalents
February 29, 2024	418.1		$8,162.6	$3,094.4
February 28, 2023	389.2		$7,465.0	$2,861.5
% Change	7.4%	7.5%	9%	8%
Three Months Ended
February 29, 2024	87.0		$1,702.8	$585.4
February 28, 2023	78.7		$1,535.6	$523.1
% Change	10.5%	8.9%	11%	12%
FISCAL YEAR 2024 HIGHLIGHTS
•Our Beer Business delivered net sales growth over 9% exceeding our outlook. Depletion growth of 7.5% was driven by the strong performance across our portfolio:
◦Modelo Especial grew depletions nearly 10%;
◦Corona Extra delivered nearly 1% depletion growth; and
◦Pacifico and Modelo Chelada brands each exceeded 20 million cases and grew depletions by 17% and 30%, respectively.
•In Circana channels, the Beer Business outperformed the total U.S. beer category and high-end segment in dollar and volume sales growth, and was the #1 dollar sales share gainer in the category and high-end segment, adding 2.0 points and 2.6 points, respectively.
•Our Beer Business had 6 of the top 15 dollar share gaining brands across the total beer category:
◦Modelo Especial became the #1 beer brand in dollar sales and was the #1 dollar share gainer in the entire U.S. beer category;
◦Corona Extra, Pacifico, Modelo Chelada brands, and Modelo Oro were top 10 dollar share gainers across the overall Beer category.
•Operating margin decreased 40 basis points to 37.9%, as benefits from cost savings initiatives, favorable pricing, and reduced marketing as a percent of net sales were more than offset by increased packaging and raw material costs.
FOURTH QUARTER FISCAL 2024 HIGHLIGHTS
•Our Beer Business posted nearly 11% net sales growth and 8.9% depletion growth and when adjusted for one extra selling day, depletions grew by nearly 7%. Overall, this strong performance was driven by the strength of our brands:
◦Modelo Especial posted solid 14% depletion growth;
◦Corona Extra delivered approximately 1% depletion growth;
◦Pacifico achieved 22% depletion growth; and
◦Modelo Chelada brands posted 14% depletion growth.
•In Circana channels, the Beer Business outperformed the total U.S. beer category and high-end segment in dollar and volume sales growth, and remained the #1 dollar sales share gainer in the category and high-end segment, adding 1.8 points and 2.1 points, respectively.
•Operating margin increased 30 basis points to 34.4%, as benefits from cost savings initiatives, favorable pricing, and reduced marketing and other SG&A expenses both as a percent of net sales were partially offset by a VAT receivable write-off, higher packaging and raw materials cost, and foreign currency.

wine and spirits
	Shipments	Organic Shipments (1) (2)	Depletions (1) (2)	Net Sales (3)	Organic Net Sales (1)	Operating Income (Loss) (3)
Years Ended | In millions; branded product, 9-liter case equivalents
February 29, 2024	23.8	23.8		$1,799.2	$1,799.2	$398.7
February 28, 2023	27.1	26.5		$1,987.6	$1,949.1	$453.1
% Change	(12.2%)	(10.2%)	(7.1%)	(9%)	(8%)	(12%)
Three Months Ended
February 29, 2024	5.7	5.7		$436.4	$436.4	$111.1
February 28, 2023	6.0	6.0		$462.2	$462.2	$127.9
% Change	(5.0%)	(5.0%)	(4.6%)	(6%)	(6%)	(13%)
(2) Includes adjustments to remove volumes associated with the Wine Divestiture (as defined below) for the period March 1, 2022, through October 5, 2022, included in the year ended February 28, 2023.
(3) Year ended February 28, 2023, includes $38.5 million of net sales and $19.5 million of gross profit less marketing, that are no longer part of the wine and spirits segment results due to the Wine Divestiture.
FISCAL YEAR 2024 HIGHLIGHTS
•Our Wine and Spirits net sales declined 9%, due to U.S. wholesale unfavorability, particularly among our largest mainstream and premium brands and destocking across our international markets, partially offset by 10% net sales growth in our DTC channel.
•Operating margin decreased 60 basis points to 22.2%, as benefits from favorability in transportation and warehousing costs and pricing, were more than offset by unfavorable channel mix and SG&A expense as a percent of net sales.
FOURTH QUARTER FISCAL 2024 HIGHLIGHTS
•Our Wine and Spirits net sales declined 6% as unfavorable marketplace dynamics continued to pressure volumes, primarily impacting our largest premium brands, partially offset by 14% net sales growth in our international markets as destocking has largely subsided.
•Operating margin decreased 220 basis points to 25.5%, as benefits from favorability in transportation and warehousing costs, pricing, and reduced SG&A expense as a percent of net sales was more than offset by unfavorable channel mix.

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 2

outlook The table sets forth management's current EPS expectations for fiscal 2025 compared to fiscal 2024 actual results.
	Reported		Comparable
	FY25 Estimate	FY24 Actual	FY25 Estimate (1)	FY24 Actual	FY24 Actual (Excl. Canopy EIE)
Fiscal Years Ending February 28/29	$13.40 - $13.70	$9.39	$13.50 - $13.80	$12.06	$12.38
Fiscal 2025 Guidance Assumptions:
•Enterprise net sales growth of 6 - 7%
◦Beer: net sales growth of 7 - 9%
◦Wine and Spirits: net sales decline of 0.5% to growth of 0.5%
•Enterprise operating income growth: reported of 10% - 12% and comparable of 8 - 10%
◦Beer: operating income growth of 10 - 12%
◦Wine and Spirits: operating income decline of 9 - 11%
◦Corporate expense: $260 million

•Interest expense: $445 - $455 million
•Tax rate: reported and comparable(1) approximately 18.5%
•Weighted average diluted shares outstanding: approximately 183 million inclusive of share repurchases
•Operating cash flow: $2.8 - $3.0 billion
•Capital expenditures: $1.4 - $1.5 billion, including approximately $1.2 billion targeted for Mexico beer operations activities
•Free cash flow: $1.4 - $1.5 billion

(1)This estimate assumes that there will be no equity earnings impact from the Canopy investment in fiscal 2025.
BEER BUSINESS CAPITAL EXPANSION
The company had approximately 48 million hectoliters of capacity across its existing facilities in Mexico at the end of fiscal 2024. From fiscal 2025 to fiscal 2028, the company expects approximately $3 billion of capital expenditures to continue the development of modular additions at existing facilities in Mexico and its third brewery site at Veracruz.

CANOPY INVESTMENT

Constellation’s share of Canopy’s equity earnings (losses) and related activities were as follows:
	Reported	Comparable
Years Ended I In millions
February 29, 2024	$(321.3)	$(64.6)
February 28, 2023	$(949.3)	$(158.2)
Three Months Ended
February 29, 2024	$(33.0)	$(7.8)
February 28, 2023	$(72.8)	$(34.7)

QUARTERLY DIVIDEND
On April 10, 2024, Constellation’s board of directors declared a quarterly cash dividend of $1.01 per share of Class A Common Stock payable on May 17, 2024, to stockholders of record as of the close of business on May 3, 2024.

† A copy of this news release, including the attachments and other financial information that may be discussed during the call, will be available on our investor relations website, ir.cbrands.com, prior to the call.

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 3

SUPPORTING OUR ENVIRONMENT, COMMUNITIES, AND RESPONSIBLE CONSUMPTION
At Constellation Brands, we are committed to serving as good stewards of our environment and natural resources. As part of our broader ESG strategy, we are focused on improving water availability and resilience for our communities where we operate by collaborating with community leaders and organizations to support local watersheds and enable the restoration of water consumed by our operations.

We are proud to announce a collaboration with the North San Joaquin Water Conservation District and Bonneville Environmental Foundation on the Tecklenburg Groundwater Recharge project in California. This project will recharge groundwater in the Eastern San Joaquin Groundwater Subbasin, while helping to manage groundwater stress in the communities around our Woodbridge Winery and Lodi Distribution Center as well as a region from which we source approximately 7% of our U.S. grape supply.

In addition to helping improve water access for the broader community, this project is expected to provide volumetric benefits toward achieving Constellation’s water restoration goal. Between fiscal 2023 and fiscal 2025, we are targeting to restore 5 billion gallons of water withdrawals from local watersheds near our production facilities.

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver more for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Every day, people reach for our high-end, iconic imported beer brands such as those in the Corona brand family like the flagship Corona Extra, Modelo Especial and the flavorful lineup of Modelo Cheladas, Pacifico, and Victoria; our fine wine and craft spirits brands, including The Prisoner Wine Company, Robert Mondavi Winery, Casa Noble Tequila, and High West Whiskey; and our premium wine brands such as Kim Crawford and Meiomi.

As an agriculture-based company, we have a long history of operating sustainably and responsibly. Our ESG strategy is embedded into our business and our work focuses on serving as good stewards of the environment, enhancing social equity within our industry and communities, and promoting responsible beverage alcohol consumption. These commitments ground our aspirations beyond driving the bottom line as we work to create a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on X, Instagram, and LinkedIn.

MEDIA CONTACTS			INVESTOR RELATIONS CONTACTS
Amy Martin	585-678-7141	amy.martin@cbrands.com	Snehal Shah	847-385-4940	snehal.shah@cbrands.com
Carissa Guzski	315-525-7362	carissa.guzski@cbrands.com	David Paccapaniccia	585-282-7227	david.paccapaniccia@cbrands.com

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 4

SUPPLEMENTAL INFORMATION
Reported basis (“reported”) are derived from amounts as reported under generally accepted accounting principles in the U.S. Comparable basis (“comparable”) are amounts which exclude items that affect comparability (“comparable adjustments”), as they are not reflective of core operations of the segments. The company’s measure of segment profitability excludes comparable adjustments, which is consistent with the measure used by management to evaluate results. The company discusses various non-GAAP measures in this news release (“release”). Financial statements, as well as supplemental schedules and tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this release.

FORWARD-LOOKING STATEMENTS
The statements made under the heading Outlook and all statements other than statements of historical fact set forth in this release, including statements regarding our business strategy, growth plans, innovation, new products, future operations, financial position, expected net sales, costs, expenses, operating income, effective tax rates, anticipated tax liabilities, capital expenditures, operating cash flow, and free cash flow, estimated diluted EPS and shares outstanding, future payments of dividends, amount, manner, and timing of share repurchases under the share repurchase authorizations, consumer demand, ESG targets and efforts, and prospects, plans, and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, “Projections”) that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the Projections.
During the current quarter, Constellation may reiterate the Projections. Prior to the start of the company’s quiet period, which will begin at the close of business on May 31, 2024, the public can continue to rely on the Projections as still being Constellation’s current expectations on the matters covered, unless the company publishes a notice stating otherwise. During Constellation’s quiet period, the Projections should not be considered to constitute the company’s expectations and should be considered historical, speaking as of prior to the quiet period only and not subject to update by the company.
The Projections (i) are based on management’s current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, investment, merger, or other business combination, divestiture (including any associated amount of incremental contingent consideration payment paid or received), restructuring or other strategic business realignment, or financing or share repurchase that may be completed after the issuance of this release; and (ii) should not be construed in any manner as a guarantee that such results will in fact occur.
In addition to the risks and uncertainties of ordinary business operations, the Projections contained in this release are subject to risk, uncertainty, and possible variance from management’s expectations regarding:
•water, agricultural and other raw material, and packaging material supply, production, and/or shipment difficulties which could adversely affect our ability to supply our customers;
•inflationary pressures, including reductions in consumer discretionary income and our ability to pass along rising costs to consumers through increased selling prices;
•actual impact to supply, production levels, and costs from global supply chain disruptions and constraints, transportation challenges, shifting consumer behaviors, wildfires, and severe weather events, due to, among other reasons, actual supply chain and transportation performance, consumer behaviors, and the severity and geographical reach of wildfires and severe weather events;
•reliance on complex information systems and third‐party global networks;
•actual balance of supply and demand for our products and performance of our distributors;
•actual demand, net sales, channel proportions, and volume trends for our products;
•beer operations expansion, optimization, and/or construction activities, scope, capacity, supply, costs (including impairments), capital expenditures, and timing due to, among other reasons, market conditions, our cash and debt position, receipt of required regulatory approvals in accordance with expected dates and terms, and other factors determined by management;
•contamination and degradation of product quality from diseases, pests, weather, and other conditions;
•communicable disease outbreaks, pandemics, or other widespread public health crises, such as the COVID-19 pandemic, and associated governmental containment actions;
•impacts of the military conflicts in Ukraine and in Israel and surrounding areas, geopolitical tensions, and responses, including on inflation, supply chains, commodities, energy, and cybersecurity;
•amount, timing, and source of funds for any share repurchases, exact duration of share repurchase programs, and number of shares outstanding;
•amount and timing of future dividends which are subject to the determination and discretion of our Board of Directors and may be impacted if our ability to use cash flow to fund dividends is affected by unanticipated increases in total net debt, we are unable to generate cash flow at anticipated levels, or we fail to generate expected earnings;
•accuracy of Projections relating to the Canopy investment, including Canopy’s plan to create an exchangeable share structure, conversion of our securities, and related matters;
•timeframe and amount of any potential future impairment of our Canopy investment;
•expected impacts and results of wine and spirits portfolio reshaping and leadership transition as well as efforts to become a global, omni-channel competitor;
•accuracy of supply projections, including for beer operations expansion, optimization, and construction activities, wine and spirits operating activities, inventory levels, and glass sourcing;
•operating cash flow, free cash flow, effective tax rate, and capital expenditures to support long-term growth;
•accuracy of projections associated with market opportunities, new products, and acquisitions, investments, and divestitures;
•general economic, geopolitical, domestic, international, and regulatory conditions, world financial market and banking sector instability, including economic slowdown or recession, litigation risks, unanticipated environmental liabilities and costs, or enhanced competitive activities;
•changes to international trade agreements, tariffs, accounting standards, elections, assertions, or policies, tax laws, or other governmental regulations, and other factors which could impact our reported financial position, results of operations, effective tax rate, or accuracy of any associated Projections;
•changes in interest rates and the inherent unpredictability of currency fluctuations, commodity prices, and raw materials;
•long-term impacts of the Reclassification (as defined below); and
•other factors and uncertainties disclosed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 28, 2023, and our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2023, which could cause actual future performance to differ from our current expectations.

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 5

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	February 29, 2024	February 28, 2023
ASSETS
Current assets:
Cash and cash equivalents	$152.4	$133.5
Accounts receivable	832.8	901.6
Inventories	2,078.3	1,898.7
Prepaid expenses and other	666.0	562.3
Total current assets	3,729.5	3,496.1
Property, plant, and equipment	8,055.2	6,865.2
Goodwill	7,980.3	7,925.4
Intangible assets	2,731.7	2,728.1
Equity method investments	170.6	663.3
Deferred income taxes	2,055.0	2,193.3
Other assets	969.4	790.9
Total assets	$25,691.7	$24,662.3

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Short-term borrowings	$241.4	$1,165.3
Current maturities of long-term debt	956.8	9.5
Accounts payable	1,107.1	941.5
Other accrued expenses and liabilities	836.4	852.0
Total current liabilities	3,141.7	2,968.3
Long-term debt, less current maturities	10,681.1	11,286.5
Deferred income taxes and other liabilities	1,804.3	1,673.6
Total liabilities	15,627.1	15,928.4
CBI stockholders’ equity	9,743.1	8,413.6
Noncontrolling interests	321.5	320.3
Total stockholders’ equity	10,064.6	8,733.9
Total liabilities and stockholders’ equity	$25,691.7	$24,662.3

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 6

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Sales	$2,300.3	$2,147.6	$10,711.0	$10,177.2
Excise taxes	(161.1)	(149.8)	(749.2)	(724.6)
Net sales	2,139.2	1,997.8	9,961.8	9,452.6
Cost of product sold	(1,100.0)	(1,036.6)	(4,944.3)	(4,683.6)
Gross profit	1,039.2	961.2	5,017.5	4,769.0
Selling, general, and administrative expenses	(409.8)	(494.5)	(1,847.8)	(1,926.1)
Operating income (loss)	629.4	466.7	3,169.7	2,842.9
Income (loss) from unconsolidated investments	(34.4)	(92.2)	(511.8)	(2,036.4)
Interest expense	(102.4)	(117.2)	(435.4)	(398.7)
Loss on extinguishment of debt	—	(0.9)	(0.7)	(24.2)
Income (loss) before income taxes	492.6	256.4	2,221.8	383.6
(Provision for) benefit from income taxes	(88.2)	(33.2)	(456.6)	(422.1)
Net income (loss)	404.4	223.2	1,765.2	(38.5)
Net (income) loss attributable to noncontrolling interests	(12.0)	(0.2)	(37.8)	(32.5)
Net income (loss) attributable to CBI	$392.4	$223.0	$1,727.4	$(71.0)

Net income (loss) per common share attributable to CBI:
Basic – Class A Common Stock	$2.15	$1.21	$9.42	$(0.11)
Basic – Class B Convertible Common Stock	NA	NA	NA	$(2.02)

Diluted – Class A Common Stock	$2.14	$1.21	$9.39	$(0.11)
Diluted – Class B Convertible Common Stock	NA	NA	NA	$(2.02)

Weighted average common shares outstanding:
Basic – Class A Common Stock	182.916	183.895	183.307	169.337
Basic – Class B Convertible Common Stock	NA	NA	NA	23.206

Diluted – Class A Common Stock	183.561	184.534	183.959	169.337
Diluted – Class B Convertible Common Stock	NA	NA	NA	23.206

Cash dividends declared per common share:
Class A Common Stock	$0.89	$0.80	$3.56	$3.20
Class B Convertible Common Stock	NA	NA	NA	$2.16

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 7

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Years Ended
	February 29, 2024	February 28, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,765.2	$(38.5)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Unrealized net (gain) loss on securities measured at fair value	85.4	45.9
Deferred tax provision (benefit)	147.9	207.8
Depreciation	427.9	383.8
Stock-based compensation	63.6	68.5
Equity in (earnings) losses of equity method investees and related activities, net of distributed earnings	321.2	971.8
Noncash lease expense	91.3	89.3
Impairment and amortization of intangible assets	1.3	16.2
Amortization of debt issuance costs and loss on extinguishment of debt	11.7	34.0
Net (gain) loss on sale of unconsolidated investment	(0.3)	—
Impairment of equity method investments	136.1	1,060.3
Impairment of long-lived assets	—	53.5
Gain (loss) on settlement of pre-issuance hedge contracts	1.9	20.7
Change in operating assets and liabilities, net of effects from purchase and sale of business:
Accounts receivable	73.2	(3.9)
Inventories	(182.3)	(356.4)
Prepaid expenses and other current assets	(76.5)	197.9
Accounts payable	24.7	114.9
Deferred revenue	(11.0)	12.8
Other accrued expenses and liabilities	(115.9)	(239.8)
Other	14.6	118.1
Total adjustments	1,014.8	2,795.4
Net cash provided by (used in) operating activities	2,780.0	2,756.9

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(1,269.1)	(1,035.4)
Purchase of business, net of cash acquired	(7.5)	(37.1)
Investments in equity method investees and securities	(34.6)	(30.8)
Proceeds from sale of assets	21.9	6.7
Proceeds from sale of unconsolidated investment	0.3	—
Proceeds from sale of business	5.4	96.7
Other investing activities	(2.3)	0.5
Net cash provided by (used in) investing activities	(1,285.9)	(999.4)

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 8

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Years Ended
	February 29, 2024	February 28, 2023
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	1,144.4	3,344.9
Principal payments of long-term debt	(809.7)	(2,159.7)
Net proceeds from (repayments of) short-term borrowings	(923.9)	842.3
Dividends paid	(653.8)	(587.7)
Purchase of treasury stock	(249.7)	(1,700.2)
Proceeds from shares issued under equity compensation plans	104.5	42.4
Payments of minimum tax withholdings on stock-based payment awards	(11.2)	(10.4)
Payments of debt issuance, debt extinguishment, and other financing costs	(7.7)	(36.2)
Distributions to noncontrolling interests	(52.6)	(55.3)
Payment of contingent consideration	(14.9)	—
Payment to holders of Class B Stock in connection with the Reclassification	—	(1,500.0)
Net cash provided by (used in) financing activities	(1,474.6)	(1,819.9)

Effect of exchange rate changes on cash and cash equivalents	(0.6)	(3.5)

Net increase (decrease) in cash and cash equivalents	18.9	(65.9)
Cash and cash equivalents, beginning of year	133.5	199.4
Cash and cash equivalents, end of year	$152.4	$133.5

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 9

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF REPORTED AND ORGANIC NET SALES
(in millions)
(unaudited)

For periods of acquisition, we define organic net sales as current period reported net sales less net sales of products of acquired businesses reported for the current period, as appropriate. For periods of divestiture, we define organic net sales as prior period reported net sales less net sales of products of divested businesses reported for the prior period, as appropriate. We provide organic net sales because we use this information in monitoring and evaluating the underlying business trends of our core operations. Wine and Spirits net sales are provided by channel and market categories as management uses this information to monitor this business. In addition, we believe this information provides investors, financial analysts covering the Company, rating agencies, and other external users (“our investors”) valuable insight on underlying business trends and results and, in the case of Wine and Spirits, the underlying composition of segment net sales and results, in order to evaluate year-over-year financial performance.

The divestiture impacting the period below consists of the sale of certain mainstream and premium wine brands and related inventory (the "Wine Divestiture") (sold October 6, 2022).

	Three Months Ended			Years Ended
	February 29, 2024	February 28, 2023	Percent Change	February 29, 2024	February 28, 2023	Percent Change
Consolidated net sales	$2,139.2	$1,997.8	7%	$9,961.8	$9,452.6	5%
Wine Divestiture (1)	—	—		—	(38.5)
Consolidated organic net sales	$2,139.2	$1,997.8	7%	$9,961.8	$9,414.1	6%

Beer net sales	$1,702.8	$1,535.6	11%	$8,162.6	$7,465.0	9%

Wine and Spirits net sales (2)	$436.4	$462.2	(6%)	$1,799.2	$1,987.6	(9%)
Wine Divestiture (1)	—	—		—	(38.5)
Wine and Spirits organic net sales	$436.4	$462.2	(6%)	$1,799.2	$1,949.1	(8%)
(1)For the period March 1, 2022, through October 5, 2022, included in the year ended February 28, 2023.
(2)Wine and Spirits net sales by channel and market categories are as follows:

	Three Months Ended			Years Ended
	February 29, 2024	February 28, 2023	Percent Change	February 29, 2024	February 28, 2023	Percent Change
U.S. Wholesale (i)	$350.2	$375.6	(7%)	$1,458.8	$1,617.4	(10%)
International (i)	41.8	36.6	14%	177.7	199.8	(11%)
DTC	21.6	21.9	(1%)	84.1	76.8	10%
Other	22.8	28.1	(19%)	78.6	93.6	(16%)
Wine and Spirits net sales	$436.4	$462.2	(6%)	$1,799.2	$1,987.6	(9%)

(i)The year ended February 28, 2023, includes the impact of the Wine Divestiture.

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 10

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUPPLEMENTAL SHIPMENT AND DEPLETION INFORMATION
(in millions)
(unaudited)

	Three Months Ended			Years Ended
	February 29, 2024	February 28, 2023	Percent Change	February 29, 2024	February 28, 2023	Percent Change
Beer
(branded product, 24-pack, 12-ounce case equivalents)
Shipments	87.0	78.7	10.5%	418.1	389.2	7.4%

Depletions (1)			8.9%			7.5%

Wine and Spirits
(branded product, 9-liter case equivalents)
Shipments	5.7	6.0	(5.0%)	23.8	27.1	(12.2%)
Organic shipments (2)	5.7	6.0	(5.0%)	23.8	26.5	(10.2%)
U.S. Wholesale shipments	5.1	5.3	(3.8%)	21.0	23.5	(10.6%)
U.S. Wholesale organic shipments (2)	5.1	5.3	(3.8%)	21.0	23.1	(9.1%)

Depletions (1) (2)			(4.6%)			(7.1%)
(1)Depletions represent U.S. distributor shipments of our respective branded products to retail customers, based on third-party data.
(2)Includes adjustments to remove volumes associated with the Wine Divestiture for the period March 1, 2022, through October 5, 2022, included in the year ended February 28, 2023.

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 11

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUMMARIZED SEGMENT, INCOME (LOSS) FROM UNCONSOLIDATED INVESTMENTS,
AND DEPRECIATION AND AMORTIZATION INFORMATION
(in millions)
(unaudited)
Management excludes items that affect comparability from its evaluation of the results of each operating segment as these comparable adjustments are not reflective of core operations of the segments. Segment operating performance and the incentive compensation of segment management are evaluated based on core segment operating income (loss) which does not include the impact of these comparable adjustments.

	Three Months Ended			Years Ended
	February 29, 2024	February 28, 2023	Percent Change	February 29, 2024	February 28, 2023	Percent Change
Consolidated
Net sales	$2,139.2	$1,997.8	7%	$9,961.8	$9,452.6	5%
Gross profit	$1,039.2	$961.2	8%	$5,017.5	$4,769.0	5%
Operating income (loss)	$629.4	$466.7	35%	$3,169.7	$2,842.9	11%
Income (loss) from unconsolidated investments	$(34.4)	$(92.2)	63%	$(511.8)	$(2,036.4)	75%
Depreciation and amortization	$106.4	$105.8	1%	$429.2	$387.0	11%

Comparable adjustments (1)
Gross profit	$(9.7)	$(48.8)	NM	$(32.8)	$(96.0)	NM
Operating income (loss)	$(1.3)	$(125.1)	NM	$(75.8)	$(193.8)	NM
Income (loss) from unconsolidated investments	$(25.2)	$(55.3)	NM	$(478.0)	$(1,907.7)	NM

Beer
Net sales	$1,702.8	$1,535.6	11%	$8,162.6	$7,465.0	9%
Segment gross profit	$847.7	$781.2	9%	$4,214.2	$3,937.8	7%
% Net sales	49.8%	50.9%		51.6%	52.8%
Segment operating income (loss)	$585.4	$523.1	12%	$3,094.4	$2,861.5	8%
% Net sales	34.4%	34.1%		37.9%	38.3%
Segment depreciation and amortization	$81.7	$79.2	3%	$323.9	$285.4	13%

Wine and Spirits
Wine net sales	$371.4	$406.1	(9%)	$1,552.1	$1,722.7	(10%)
Spirits net sales	65.0	56.1	16%	247.1	264.9	(7%)
Net sales	$436.4	$462.2	(6%)	$1,799.2	$1,987.6	(9%)
Segment gross profit	$201.2	$228.8	(12%)	$836.1	$927.2	(10%)
% Net sales	46.1%	49.5%		46.5%	46.6%
Segment operating income (loss)	$111.1	$127.9	(13%)	$398.7	$453.1	(12%)
% Net sales	25.5%	27.7%		22.2%	22.8%
Segment income (loss) from unconsolidated investments	$0.6	$1.3	(54%)	$38.7	$41.6	(7%)
Segment depreciation and amortization	$20.7	$19.9	4%	$88.8	$83.2	7%

Corporate Operations and Other
Segment operating income (loss)	$(65.8)	$(59.2)	(11%)	$(247.6)	$(277.9)	11%
Segment income (loss) from unconsolidated investments	$(9.8)	$(38.2)	74%	$(72.5)	$(170.3)	57%
Segment depreciation and amortization	$4.0	$6.7	(40%)	$16.5	$18.4	(10%)

(1)See page 14 for further information on comparable adjustments.

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 12

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)
We report our financial results in accordance with GAAP. However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because we use this information in evaluating the results of our core operations and/or internal goal setting. In addition, we believe this information provides our investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the periods presented. Non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, our reported results prepared in accordance with GAAP.

	Three Months Ended			Years Ended
	February 29, 2024	February 28, 2023	Percent Change	February 29, 2024	February 28, 2023	Percent Change
Operating income (loss) (GAAP)	$629.4	$466.7	35%	$3,169.7	$2,842.9	11%
Less: Comparable adjustments (Non-GAAP) (1)	(1.3)	(125.1)		(75.8)	(193.8)
Comparable operating income (loss) (Non-GAAP)	$630.7	$591.8	7%	$3,245.5	$3,036.7	7%

Net income (loss) attributable to CBI (GAAP)	$392.4	$223.0	76%	$1,727.4	$(71.0)	NM

Plus: Net income (loss) attributable to noncontrolling interests (GAAP)	12.0	0.2		37.8	32.5
Provision for (benefit from) income taxes (GAAP)	88.2	33.2		456.6	422.1
Loss on extinguishment of debt (GAAP)	—	0.9		0.7	24.2
Interest expense (GAAP)	102.4	117.2		435.4	398.7
Adjusted EBIT (Non-GAAP)	595.0	374.5	59%	2,657.9	806.5	NM
Less: Comparable adjustments (Non-GAAP) (1)	(26.5)	(180.4)		(553.8)	(2,101.5)
Comparable EBIT (Non-GAAP)	$621.5	$554.9	12%	$3,211.7	$2,908.0	10%

Net income (loss) attributable to CBI (GAAP)	$392.4	$223.0	76%	$1,727.4	$(71.0)	NM
Less: Comparable adjustments (Non-GAAP) (1)	(21.8)	(142.1)		(491.5)	(2,053.3)
Comparable net income (loss) attributable to CBI (Non-GAAP)	$414.2	$365.1	13%	$2,218.9	$1,982.3	12%

EPS (GAAP) (2)	$2.14	$1.21	77%	$9.39	$(0.11)	NM
Less: Reclassification (Non-GAAP) (3)	NA	NA		NA	0.27
Comparable adjustments (Non-GAAP) (1)	(0.12)	(0.77)		(2.67)	(11.03)
Comparable EPS (Non-GAAP) (4)	$2.26	$1.98	14%	$12.06	$10.65	13%

Weighted average common shares outstanding - diluted (4)	183.561	184.534		183.959	169.337
(1)See page 14 for further information on comparable adjustments.
(2)EPS was computed using the two-class method, until such conversion took place on November 10, 2022, pursuant to the reclassification, conversion, and exchange of our Class B Convertible Common Stock into our Class A Common Stock (the "Reclassification").
(3)Adjustment for income allocated through the date of the Reclassification for the year ended February 28, 2023.
(4)Comparable basis diluted net income (loss) per share (“comparable EPS”) may not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis. For the year ended February 28, 2023, we have excluded 16.862 million weighted average common shares outstanding, from the calculation of comparable EPS, as the effect of including these would have been anti-dilutive.

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 13

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)
The comparable adjustments that impacted comparability in our results for each period are as follows:

	Three Months Ended		Years Ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Net gain (loss) on undesignated commodity derivative contracts	$(15.3)	$(40.3)	$(44.2)	$(15.0)
Flow through of inventory step-up	(0.9)	(0.5)	(3.6)	(4.5)
Settlements of undesignated commodity derivative contracts	6.5	(7.9)	15.0	(76.7)
Strategic business development costs	—	(0.1)	—	(1.2)
Net flow through of reserved inventory	—	—	—	1.2
Recovery of (loss on) inventory write-down	—	—	—	0.2
Comparable adjustments, Gross profit	(9.7)	(48.8)	(32.8)	(96.0)

Restructuring and other strategic business development costs	(22.7)	(7.1)	(46.3)	(9.9)
Transition services agreements activity	(7.0)	(9.1)	(24.9)	(20.5)
Insurance recoveries	55.1	2.3	55.1	5.2
Gain (loss) on sale of business	—	1.2	(15.1)	15.0
Transaction, integration, and other acquisition-related costs	—	(0.2)	(0.6)	(1.4)
Costs associated with the Reclassification	—	(6.3)	0.2	(37.8)
Impairments of assets	—	(66.5)	—	(66.5)
Other gains (losses)	(17.0)	9.4	(11.4)	18.1
Comparable adjustments, Operating income (loss)	(1.3)	(125.1)	(75.8)	(193.8)

Comparable adjustments, Income (loss) from unconsolidated investments	(25.2)	(55.3)	(478.0)	(1,907.7)
Comparable adjustments, Adjusted EBIT	(26.5)	(180.4)	(553.8)	(2,101.5)

Comparable adjustments, Interest expense	—	—	(1.0)	—
Comparable adjustments, Loss on extinguishment of debt	—	(0.9)	(0.7)	(24.2)
Comparable adjustments, (Provision for) benefit from income taxes	4.7	39.2	64.0	72.4
Comparable adjustments, Net income (loss) attributable to CBI	$(21.8)	$(142.1)	$(491.5)	$(2,053.3)
Undesignated commodity derivative contracts
Net gain (loss) on undesignated commodity derivative contracts represents a net gain (loss) from the changes in fair value of undesignated commodity derivative contracts. The net gain (loss) is reported outside of segment operating results until such time that the underlying exposure is recognized in the segment operating results. At settlement, the net gain (loss) from the changes in fair value of the undesignated commodity derivative contracts is reported in the appropriate operating segment, allowing the results of our operating segments to reflect the economic effects of the commodity derivative contracts without the resulting unrealized mark to fair value volatility.
Flow through of inventory step-up
In connection with acquisitions, the allocation of purchase price in excess of book value for certain inventories on hand at the date of acquisition is referred to as inventory step-up. Inventory step-up represents an assumed manufacturing profit attributable to the acquired business prior to acquisition.
Strategic business development costs/Restructuring and other strategic business development costs
We recognized costs in connection with certain activities which are intended to streamline, increase efficiencies, and reduce our cost structure.
Net flow through of reserved inventory
We sold reserved inventory previously written down following the 2020 U.S. West Coast wildfires.
Recovery of (loss on) inventory write-down
We recognized a gain from a change in estimate on reserved bulk wine inventory and certain grapes as a result of smoke damage sustained during the 2020 U.S. West Coast wildfires.

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 14

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)
Transition services agreements activity
We recognized costs in connection with transition services agreements related to the previous sale of a portion of our wine and spirits business.
Insurance recoveries
We recognized business interruption and other recoveries largely related to severe winter weather events.
Gain (loss) on sale of business
We recognized a net gain (loss) primarily from (i) the divestitures related to the craft beer business (year ended February 29, 2024) and (ii) the Wine Divestiture (year ended February 28, 2023).
Transaction, integration, and other acquisition-related costs
We recognized costs in connection with our investments, acquisitions, and divestitures.
Costs associated with the Reclassification
We recognized costs primarily related to professional and consulting fees, printing and mailing the associated proxy statement/prospectus, filing and other fees paid to the Securities and Exchange Commission, and the acceleration of certain commitments in connection with the Reclassification.
Impairments of assets
We recognized trademark and other long-lived asset impairment losses within our previously-owned craft beer business.
Other gains (losses)
Primarily includes the following:

	Three Months Ended		Years Ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Net loss from changes in the indemnification of liabilities associated with prior period divestitures	$(18.3)	$—	$(12.7)	$—
Decreases (increases) in estimated fair values of contingent liabilities associated with prior period acquisitions	$2.0	$7.0	$2.0	$12.9
Gain from remeasurement of previously held equity method investment	$—	$—	$—	$5.2
Comparable adjustments, Income (loss) from unconsolidated investments
Primarily includes the following:

	Three Months Ended		Years Ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Comparable adjustments to Canopy EIE (see page 16 for further information)	$(25.2)	$(38.1)	$(256.7)	$(791.1)
Unrealized gain (loss) from the changes in fair value of our securities measured at fair value	$—	$(6.8)	$(85.4)	$(45.9)
Impairment of equity method investments	$—	$—	$(136.1)	$(1,060.3)
Comparable adjustments, Interest expense
We wrote-off accrued interest income related to a convertible note issued to an equity method investment.
Comparable adjustments, Loss on extinguishment of debt
We recognized losses primarily from a premium payment and the write-off of debt issuance costs in connection with tender offers of certain senior notes and make-whole payments resulting from the early redemption of certain senior notes.
Comparable adjustments, (Provision for) benefit from income taxes
The effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the comparable adjustment was recognized. Comparable adjustments, (Provision for) benefit from income taxes also include items solely impacting income taxes and consist of the following:

	Three Months Ended		Years Ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Net income tax benefit (provision) recognized as a result of a legislative update in Switzerland	$4.9	$(10.9)	$9.6	$(10.9)
Net income tax benefit related to a prior period divestiture	$—	$22.7	$—	$166.4
Net income tax benefit recognized as a result of a change in tax entity classification	$—	$—	$31.2	$—
Net income tax provision recognized for adjustments to valuation allowances	$—	$—	$—	$(192.0)

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 15

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

Canopy Equity Earnings (Losses) and Related Activities (“Canopy EIE”)
Non-GAAP Canopy EIE financial measures are provided because management uses this information to separately monitor our investment in Canopy. The measures that exclude all of our equity in the earnings (losses) of Canopy and related activities are defined as "excluding Canopy EIE." Financial measures excluding Canopy EIE are non-GAAP and are provided because management uses this information to evaluate the results of our core operations which management has determined does not include our investment in Canopy. In addition, we believe this information provides our investors valuable insight to understand how management views the Company’s performance and on underlying business trends and results in order to evaluate year-over-year financial performance of our ongoing core business, including relative to industry competitors.

	Three Months Ended		Years Ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
(in millions)
Equity earnings (losses) and related activities, Canopy EIE (GAAP) (1)	$(33.0)	$(72.8)	$(321.3)	$(949.3)
(Provision for) benefit from income taxes (2)	1.3	3.3	9.9	55.7
Net income (loss) attributable to CBI, Canopy EIE (GAAP) (1)	$(31.7)	$(69.5)	$(311.4)	$(893.6)

Equity earnings (losses) and related activities, Canopy EIE (GAAP) (1)	$(33.0)	$(72.8)	$(321.3)	$(949.3)

Net (gain) loss on fair value financial instruments	21.7	25.2	29.9	94.4
(Gain) loss on dilution of Canopy stock ownership	0.1	3.8	16.6	97.7
Acquisition costs	0.8	3.4	5.1	8.9
Restructuring and other strategic business development costs	4.6	7.9	160.9	123.5
Goodwill impairment	—	—	14.1	461.4
Net (gain) loss on discontinued operations	(2.1)	—	22.9	—
Other (gains) losses	0.1	(2.2)	7.2	5.2
Comparable adjustments, Canopy EIE (Non-GAAP)	25.2	38.1	256.7	791.1
Comparable equity earnings (losses), Canopy EIE (Non-GAAP) (1)	(7.8)	(34.7)	(64.6)	(158.2)
Comparable (provision for) benefit from income taxes (Non-GAAP) (2)	0.6	3.3	6.5	18.4
Comparable net income (loss) attributable to CBI, Canopy EIE (Non-GAAP) (1)	$(7.2)	$(31.4)	$(58.1)	$(139.8)

	Three Months Ended		Years Ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
EPS, Canopy EIE (GAAP)	$(0.17)	$(0.38)	$(1.69)	$(4.80)
Comparable adjustments, Canopy EIE (Non-GAAP)	0.13	0.21	1.38	4.05
Comparable EPS, Canopy EIE (Non-GAAP) (3)	$(0.04)	$(0.17)	$(0.32)	$(0.75)

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 16

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

	Years Ended
	February 29, 2024			February 28, 2023
	Income (loss) before income taxes	(Provision for) benefit from income taxes (2)	Effective tax rate (4)	Income (loss) before income taxes	(Provision for) benefit from income taxes (2)	Effective tax rate (4)
Reported basis (GAAP)	$2,221.8	$(456.6)	20.6%	$383.6	$(422.1)	110.0%
Comparable adjustments - (Non-GAAP)	555.5	(64.0)		2,125.7	(72.4)
Comparable basis (Non-GAAP)	2,777.3	(520.6)	18.7%	2,509.3	(494.5)	19.7%
Less: Comparable basis, Canopy EIE (Non-GAAP)	(64.6)	6.5		(158.2)	18.4
Comparable basis, excluding Canopy EIE (Non-GAAP)	$2,841.9	$(527.1)	18.5%	$2,667.5	$(512.9)	19.2%

	Three Months Ended		Years Ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023
Comparable EPS (Non-GAAP) (5)	$2.26	$1.98	$12.06	$10.65
Comparable EPS, Canopy EIE (Non-GAAP)	0.04	0.17	0.32	0.75
Comparable EPS, excluding Canopy EIE (Non-GAAP) (3)	$2.30	$2.15	$12.38	$11.40
(1)Equity earnings (losses) and related activities are included in income (loss) from unconsolidated investments.
(2)The benefit from income taxes effective tax rate applied to our Canopy EIE is generally based on the tax rates of the legal entities that hold our investment. The comparable adjustment effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the adjustment was recognized.
(3)May not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.
(4)Effective tax rate is not considered a GAAP financial measure, for purposes of this reconciliation, we derived the reported GAAP measure based on GAAP results, which serves as the basis for the reconciliation to the comparable non-GAAP financial measure.
(5)See reconciliation of the applicable non-GAAP financial measures on page 13.

Operating Income Guidance	Guidance Range for the Year Ending February 28, 2025		Actual for the Year Ended February 29, 2024	Percentage Change
Operating income (GAAP)	$3,480	$3,545	$3,169.7	10%	12%
Comparable adjustments (Non-GAAP) (1)	25	25	75.8
Comparable operating income (Non-GAAP)	$3,505	$3,570	$3,245.5	8%	10%

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 17

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

(1)	Comparable adjustments include: (2)	Estimated for the Year Ending February 28, 2025	Actual for the Year Ended February 29, 2024
	Transition services agreements activity	$21	$24.9
	Flow through of inventory step-up	$4	$3.6
	Restructuring and other strategic business development costs	$—	$46.3
	Net (gain) loss on undesignated commodity derivative contracts	$—	$44.2
	(Gain) loss on sale of business	$—	$15.1
	Other (gains) losses	$—	$11.4
	Transaction, integration, and other acquisition-related costs	$—	$0.6
	Insurance recoveries	$—	$(55.1)
	Settlements of undesignated commodity derivative contracts	$—	$(15.0)
	Costs associated with the Reclassification	$—	$(0.2)
(2)	See page 14 for further information on comparable adjustments.

EPS Guidance	Guidance Range for the Year Ending February 28, 2025		Actual for the Year Ended February 29, 2024
EPS (GAAP)	$13.40	$13.70	$9.39
Comparable adjustments (Non-GAAP) (1)	0.10	0.10	2.67
Comparable EPS (Non-GAAP) (2)	13.50	13.80	12.06
Comparable basis, Canopy EIE (Non-GAAP)	—	—	0.32
Comparable EPS, excluding Canopy EIE (Non-GAAP) (2)	$13.50	$13.80	$12.38

(1)	Comparable adjustments include: (2)(3)	Estimated for the Year Ending February 28, 2025	Actual for the Year Ended February 29, 2024
	Transition services agreements activity	$0.08	$0.10
	Flow through of inventory step-up	$0.02	$0.01
	(Income) loss from unconsolidated investments	$—	$2.58
	Restructuring and other strategic business development costs	$—	$0.20
	Net (gain) loss on undesignated commodity derivative contracts	$—	$0.18
	(Gain) loss on sale of business	$—	$0.06
	Other (gains) losses	$—	$0.06
	Loss of interest income on write-off of a convertible note	$—	$0.01
	Insurance recoveries	$—	$(0.25)
	Net income tax benefit recognized as a result of a change in tax entity classification	$—	$(0.17)
	Settlements of undesignated commodity derivative contracts	$—	$(0.06)
	Net income tax benefit recognized as a result of a legislative update in Switzerland	$—	$(0.05)
(2)	May not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.
(3)	See page 14 for further information on comparable adjustments.

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 18

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

Free Cash Flow Guidance
Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Guidance Range for the Year Ending February 28, 2025
Net cash provided by operating activities (GAAP)	$2,800	$3,000
Purchase of property, plant, and equipment	(1,400)	(1,500)
Free cash flow (Non-GAAP)	$1,400	$1,500

	For the Years Ended
	February 29, 2024	February 28, 2023
Net cash provided by operating activities (GAAP)	$2,780.0	$2,756.9
Purchase of property, plant, and equipment	(1,269.1)	(1,035.4)
Free cash flow (Non-GAAP)	$1,510.9	$1,721.5

Constellation Brands, Inc. FY 2024 Earnings Release	#WORTHREACHINGFOR I 19